UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

GARNERO GROUP ACQUISITION COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2016

GARNERO GROUP ACQUISITION COMPANY
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36482	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Av Brig. Faria Lima 1485-19 Andar Brasilinvest Plaza CEP 01452-002 Sao Paulo Brazil
(Address of Principal Executive Offices) (Zip Code)

+55 (11) 3094-7970
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under item 5.07 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under item 5.07 is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 23, 2016, Garnero Group Acquisition Company (the “GGAC”) held an extraordinary general meeting of shareholders (the “Meeting”). At the Meeting, the GGAC shareholders considered the following proposals: (i) a proposal (the “Extension Proposal”) to amend GGAC’s amended and restated memorandum and articles of association to extend the date by which GGAC has to consummate a business combination (the “Extension”) to July 22, 2016 (the “Extension Amendment”), and (ii) a proposal (the “Conversion Proposal”) to amend GGAC’s amended and restated memorandum and articles of association to allow the holders of ordinary shares issued in GGAC’s initial public offering (the “Public Shares”) to elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO (the “Trust Account”) if the Extension is implemented, such conversion of shares to be accomplished by means of a repurchase under Cayman Islands law (the “Conversion Amendment”). Approval of each proposal required a special resolution of shareholders (a resolution passed by a majority of at least two-thirds of members who, being entitled to do so, vote at the extraordinary general meeting). The purpose of the Extension is to allow GGAC additional time to complete its previously disclosed business combination with Q1 Comercial de Roupas S.A. (“Grupo Colombo”), a leading apparel retailer in Brazil.

A final tabulation of votes cast for and against each proposal, as well as the number of abstentions and broker non-votes with respect to each proposal, is set forth below:

(i)	Extension Proposal:
For	Against	Abstentions	Broker Non-Votes
16,467,116	1,721,039	70,000	0

(ii)	Conversion Proposal:
For	Against	Abstentions	Broker Non-Votes
18,258,155	0	0	0

Based on the foregoing votes, each of the proposals was approved by the GGAC shareholders. In addition, GGAC had net tangible assets of more than $5,000,001 following the approval of the proposals, after taking into account payments to the holders of Public Shares who duly exercised their conversion rights as described below. Accordingly, GGAC was authorized to proceed with the Extension Amendment and the Conversion Amendment. GGAC will promptly file with the Registrar of Companies in the Cayman Islands a copy of the shareholder resolutions effectuating the Extension Amendment and the Conversion Amendment (the “Charter Amendment Resolutions”).

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In connection with the Extension, holders of 12,373,127 of the Public Shares duly exercised their right to convert such shares into a pro rata portion of the funds held in the Trust Account. GGAC will distribute approximately $124,349,930 from the Trust Account to such holders in payment of the aggregate conversion amount (or approximately $10.05 per share). As a result, approximately $20,118,824 will remain in the trust account. After the conversions, 6,229,686 GGAC ordinary shares will remain outstanding (including 2,001,873 Public Shares). The conversions will not affect the number of GGAC rights and warrants outstanding. Accordingly, 14,375,000 GGAC rights, each of which entitles the holder to automatically receive one-tenth of a GGAC ordinary share upon consummation of a business combination, and 14,375,000 GGAC warrants, each of which entitles the holder to purchase one-half of a GGAC ordinary share commencing upon consummation of a business combination, will remain outstanding.

In addition, on June 24, 2016, the Company entered into Amendment No. 1 (the “IMTA Amendment”) to the Investment Management Trust Agreement, dated as of June 25, 2014 (as amended, the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company. The IMTA Amendment extends the termination date set forth in the Trust Agreement to reflect the Extension and permits the withdrawal of funds from the Trust Account to pay the holders of Public Shares who duly exercised their conversion rights as described above.

The foregoing summaries of the Charter Amendment Resolutions and the IMTA Amendment are qualified in their entirety by reference to the full text of the documents, copies of which are attached as exhibits hereto and are incorporated by reference herein.

Additional Information

EarlyBirdCapital, Inc. (“EBC”), the managing underwriter of GGAC’S initial public offering consummated in July 2014, is assisting GGAC in these efforts, for which EBC will receive a fee of $4,600,000 if the business combination is successfully consummated. GGAC, its directors and executive officers and EBC may be deemed to be participants in the solicitation of proxies for the extraordinary general meeting of GGAC shareholders to be held to approve the business combination with Grupo Colombo.

Shareholders of GGAC and other interested persons are advised to read GGAC’S definitive proxy statement in connection with GGAC’S solicitation of proxies for the extraordinary general meeting, including any supplements or amendments thereto, because the proxy statement will contain important information. Such persons can also read GGAC’S final prospectus, dated June 25, 2014, and GGAC’S annual report on Form 10-K for the period ended June 30, 2015, for a description of the security holdings of GGAC’S officers and directors and of EBC and their respective interests in the successful consummation of the business combination. The definitive proxy statement was mailed to shareholders of record as of March 28, 2016. Shareholders also may obtain a copy of the definitive proxy statement, including any supplements or amendments thereto, without charge, by directing a request to: GGAC, Av Brig. Faria Lima, 1485-19 Andar, Brasilinvest Plaza CEP 01452-002, Sao Paulo, Brazil, Attn: Secretary, or email: jmriva@garnerogroup.com. The definitive proxy statement, including any supplements or amendments thereto, and the final prospectus and annual report on Form 10-K can also be obtained, without charge, at the securities and exchange commission’s internet site (http://www.sec.gov).

This report and the exhibit hereto are not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This report and the exhibit hereto shall not constitute an offer to sell or a solicitation of an offer to buy the securities of GGAC or the company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

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Item 7.01 Regulation FD Disclosure.

On June 23, 2016, the Company issued a press release announcing the Extension. A copy of the press release is attached to this report as Exhibit 99.1.

The information under this Item 7.01, including the exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Resolutions Amending the Amended and Restated Memorandum and Articles of Association of Garnero Group Acquisition Company.

10.1	Amendment No. 1 to Investment Management Trust Agreement, dated as of June 24, 2016, by and between Garnero Group Acquisition Company and Continental Stock Transfer & Trust Company.

99.1	Press release dated June 23, 2016.

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SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2016	GARNERO GROUP ACQUISITION COMPANY

	By:	/s/ Mario Garnero
Name: Mario Garnero
Title: Chief Executive Officer

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Exhibit 3.1

RESOLUTIONS OF SHAREHOLDERS

OF

GARNERO GROUP ACQUISITION COMPANY

Resolution #1: Extension Amendment Proposal

It is resolved as a special resolution THAT, effective immediately, the Amended and Restated Memorandum and Articles of Association of the Company be amended by amending Article 48.4 by deleting the introduction of such section in its entirety and replacing it with the following:

48.4    In the event that the Company does not consummate a Business Combination by August 25, 2016:

Resolution #2: Conversion Amendment Proposal

It is resolved as a special resolution THAT, effective immediately, the Amended and Restated Memorandum and Articles of Association of the Company be amended by adding a new Article 48.12 as follows:

48.12    If the Company seeks to amend this Article 48 prior to the consummation of any Business Combination or the distribution of the Trust Fund (notwithstanding Section 48.1), the Company shall provide holders of Shares issued in the IPO with the opportunity to have such Shares repurchased by the Company for an amount equal to the Repurchase Price in connection with such amendment.

Exhibit 10.1

AMENDMENT NO. 1 TO

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of June 24, 2016, to the Trust Agreement (as defined below) is made by and among Garnero Group Acquisition Company, a Cayman Islands company (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of June 25, 2014 (the “Trust Agreement”); and

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein; and

WHEREAS, at an extraordinary general meeting of shareholders of the Company (the “Meeting”) held on June 23, 2016, the Company shareholders approved (i) a proposal (the “Extension Proposal”) to amend the Company’s amended and restated memorandum and articles of association to extend the date by which GGAC must consummate a business combination to July 22, 2016 (the “Extended Amendment”), and (ii) a proposal (the “Conversion Proposal”) to amend the Company’s amended and restated memorandum and articles of association to allow the holders of the Company’s ordinary shares issued in the IPO (the “Public Shares”) to elect to convert their Public Shares into their pro rata portion of the funds held in the Trust Account if the Extension Amendment is implemented, such conversion of shares to be accomplished by means of a repurchase under Cayman Islands law (the “Conversion Amendment”).

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.            Section 1(i) of the Agreement is hereby amended by deleting the existing Section 1(i) in its entirety and replacing it with the following:

(i)           Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary, affirmed by counsel for the Company and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by EBC, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the date set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders as of the Last Date. The provisions of this Section 1(i) may not be modified, amended or deleted under any circumstances.

2.            A new Section 1(j) of the Agreement is hereby added as follows:

(j)          Effect conversions of shares held by Public Shareholders (the “Converting Shareholders”) that properly sought conversion of such shares at an Extraordinary General Meeting of Shareholders and tendered such shares to the Trustee prior to the vote at such meeting (“Tendered Shares”), at a per share conversion price as set forth in the Conversion Letter (as defined below), by liquidating a sufficient portion of the Trust Account to pay the aggregate amount for the Tendered Shares and distributing such amount to the Converting Shareholders, only after and promptly after receipt of, and only in accordance with, the terms of a letter (the “Conversion Letter”), in a form substantially similar to that attached hereto as Exhibit E hereto, signed on behalf of the Company by its Chief Executive Officer, President or Chairman of the Board of Directors and Secretary or Assistant Secretary.

3.            The first sentence of Section 3(b) of the Agreement is hereby amended by deleting the existing sentence in its entirety and replacing it with the following:

Subject to the provisions of Sections 5 and 7(g) of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, including any claim arising from any amendment of this Agreement, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct.

4.            Section 7(c) of the Agreement is hereby amended by deleting the existing Section 7(c) in its entirety and replacing it with the following:

(c)           This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of EBC. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury. The Trustee may require from Company counsel an opinion as to the propriety of any proposed amendment.

5.            A new Exhibit E attached hereto is hereby added to the Agreement immediately following Exhibit D of the Agreement.

6.            All other provisions of the Agreement shall remain unaffected by the terms hereof.

7.             This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

8.             This Amendment is intended to be in full compliance with the requirements for an Amendment to the Agreement as required by Section 7(c) of the Agreement, and every defect in fulfilling such requirements for an effective amendment to the Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

9.              In connection with Section 5-1401 of the General Obligations Law of the State of New York, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

GARNERO GROUP ACQUISITION COMPANY

By:	/s/ Mario Garnero
Name: Mario Garnero
Title: Chairman

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Francis E. Wolf
Name: Francis E. Wolf
Title: Vice President

Acknowledged and agreed:

EARLYBIRDCAPITAL, INC.

By:  /s/ Steven Levine_______________

Name: Steven Levine

Title:   CEO

Exhibit E

[Letterhead of Company]

_______________, 2015

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Frank DiPaolo

Re: Trust Account No.            – Disbursal Letter

Gentlemen:

Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Garnero Group Acquisition Company (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of June 25, 2014, as amended by Amendment No. 1 thereto dated as of June 24, 2016 (‘Trust Agreement”), this is to advise you that the Company has held an extraordinary general meeting of shareholders pursuant to which the holders of _______ Tendered Shares have properly sought to convert such shares into cash as further described in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate such investments in the Trust Account as shall be required to effect the conversion of the Tendered Shares at a conversion price of $___ per share, and promptly convert those shares into cash as described in the Trust Agreement. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Company’s amended and restated memorandum and articles of association, as amended, and you shall oversee the distribution of the funds.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Trust Agreement.

Very truly yours,

GARNERO GROUP ACQUISITION COMPANY

By:
Name: Mario Garnero
Title: Chairman of the Board

By:
Name: Javier Martin Riva
Title: Secretary

E-1

Exhibit 99.1

Garnero Group Announces Extension of Time to Complete an Initial Business Combination to July 22, 2016

NEW YORK, June 23, 2016 -- Garnero Group Acquisition Company (NASDAQ: GGAC) (“GGAC”), a public investment vehicle formed for the purpose of effecting a merger, acquisition or similar business combination, announced today that its shareholders had approved an extension of time for GGAC to complete an initial business combination to July 22, 2016.

In connection with the extension, holders of 12,373,127 of GGAC’s ordinary shares duly exercised their right to convert such shares into a pro rata portion of the funds held in the trust account established in connection with GGAC’s initial public offering. GGAC will distribute approximately $124,349,930 from the trust account to such holders in payment of the aggregate conversion amount. As a result, approximately $20,118,824 will remain in the trust account. After the conversions, 6,229,686 GGAC ordinary shares will remain outstanding (including 2,001,873 that were issued in the Company’s initial public offering). The conversion will not affect the number of GGAC rights and warrants outstanding. Accordingly, 14,375,000 GGAC rights, each of which entitles the holder to automatically receive 1/10th of a GGAC ordinary share upon consummation of a business combination, and 14,375,000 GGAC warrants, each of which entitles the holder to purchase 1/2 of a GGAC ordinary share commencing upon consummation of a business combination, will remain outstanding.

The purpose of the extension is to allow GGAC additional time to complete its previously disclosed business combination with Q1 Comercial de Roupas S.A. (“Grupo Colombo” or “GC”), a leading apparel retailer in Brazil. GGAC has called an extraordinary general meeting to consider the proposed business combination with Grupo Colombo and certain related proposals. The extraordinary general meeting, which was originally convened on April 25, 2016 but was adjourned to allow additional time for Grupo Colombo to complete its previously disclosed financial restructuring and for GGAC to distribute additional information to its shareholders about the transactions, is scheduled to reconvene on July 19, 2016. GGAC encourages all of its shareholders to vote at the reconvened extraordinary general meeting. If you have already provided voting instructions, your shares will be voted in accordance with these instructions at the reconvened extraordinary general meeting, unless you affirmatively change your instructions as described in the proxy statement for the extraordinary general meeting.

About Q1 Comercial de Roupas S.A.

Founded in 1917, Grupo Colombo is one of Brazil's leading retailers with a focus on menswear, with approximately 400 stores throughout the country. GC has strong brand awareness for its clothing and is known for its high quality products at competitive prices. Basic pieces that don't go out of fashion which consumers wear day-to-day for business or leisure are found throughout the year in its stores. Beyond the basics, GC also has a premium line that brings fresh ideas every season. For more information, please visit www.grupocolombo.com.br/investors.

About Garnero Group Acquisition Company

GGAC was incorporated in the Cayman Islands on February 11, 2014 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities.

Additional Information

This press release is not a proxy statement or a solicitation of proxies from the holders of GGAC’s ordinary shares and does not constitute an offer of any securities of GGAC for sale. Any solicitation of proxies will be made only by the definitive proxy statement that GGAC has mailed to all shareholders and filed with the Securities and Exchange Commission, including any supplements or amendments thereto.

GGAC, its directors and executive officers and EarlyBirdCapital, Inc. may be deemed to be participants in the solicitation of proxies for the extraordinary general meeting of GGAC shareholders to be held to approve the proposed transaction. Shareholders are advised to read GGAC’s definitive proxy statement in connection with the solicitation of proxies for the extraordinary general meeting, including any supplements or amendments thereto, because this proxy statement will contain important information. The definitive proxy statement has been mailed to shareholders as of March 28, 2016. Shareholders also may obtain a copy of the proxy statement, including any supplements or amendments thereto, without charge, by directing a request to: EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, NY 10017. The definitive proxy statement, including any supplements or amendments thereto, also can be obtained, without charge, at the Securities and Exchange Commission's internet site (www.sec.gov).

Forward Looking Statements

This press release includes certain forward-looking statements, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Grupo Colombo's and GGAC's managements' current expectations or beliefs and are subject to risk, uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Grupo Colombo's business. These risks, uncertainties and contingencies include: business conditions; changing interpretations of GAAP; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of products and services; general economic conditions; geopolitical events and regulatory changes; the possibility that the transactions do not close, including due to the failure to receive required shareholder approvals or the failure of other closing conditions, such as receipt of necessary governmental or regulatory approvals; and other factors set forth in GGAC's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither GGAC nor Grupo Colombo is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

Garnero Group Acquisition Company (NASDAQ: GGAC): Javier Martin Riva, CFO/CIO, Phone: +1 (305) 395-9989, Email: jmriva@garnerogroup.com